Exhibit 10.2

AGREEMENT

This Agreement made and entered into effective as of the 29th day of November, 2010 by and between ORWELL-TRUMBULL PIPELINE COMPANY, LTD., an Ohio limited liability company (“OTP”), and ORWELL NATURAL GAS COMPANY, INC., an Ohio public utility (“Orwell”).

1.
OTP and Orwell have agreed to engage in a joint venture for the installation of certain gas transportation pipeline to service certain present and future customers that would jointly benefit OTP and Orwell.  The location of the gas pipeline is more fully depicted on the drawing attached as Exhibit “A” hereto.

2.	The estimated cost for the installation of the pipeline is approximately $100,000.

3.	OTP and Orwell agree to share the costs associated with the installation of the pipeline based upon the following percentages, to-wit:

OTP	50%
Orwell	50%

4.	Attached hereto and made a part hereof and marked as Exhibit “B” are the detailed invoices for the costs incurred by OTP in connection with the construction and installation of the subject pipeline.

5.	Orwell will pay its proportionate share of the Exhibit “B” invoices to OTP within 45 days of the date of this Agreement.

6.	The terms and conditions of this Agreement have been approved by Energy West, Inc. the parent of the Orwell subsidiary pursuant to the Energy West Board approval obtained on September 29, 2010.

ORWELL-TRUMBULL PIPELINE COMPANY, LTD.

By:	/s/ Richard M. Osborne
Richard M. Osborne, Managing Member

ORWELL NATURAL GAS COMPANY, INC.

By:	/s/ Thomas J. Smith
Thomas J. Smith, President